Exhibit 10.3

AMENDMENT AGREEMENT TO THE INVESTMENT AGREEMENT DATED 11 AUGUST 2025

BETWEEN

EDF PULSE HOLDING

MR FATIH BALYELI

MR LAURENT BERNOU-MAZARS

MARA FRANCE SAS

MARA HOLDINGS INC

AND

EXAION SAS

30 JANUARY 2026

TABLE OF CONTENT

ARTICLE 1	DEFINITIONS - INTERPRETATION ....................................................................................	4

ARTICLE 2	DATE OF TERMINATION OR THE CASH POOLING AGREEMENT..............................	4

ARTICLE 3	DATE OF IMPLEMENTATION OF THE MARA CASH POOLING AGREEMENT..........	4

ARTICLE 4	TIMING TO AGREE LONG-FORM SHA, TSA, AND INCENTIVE SCHEME...................	5

ARTICLE 5	ADDITIONAL DUE DILIGENCE IMPLEMENTED BY THE INVESTOR AND W&I INSURANCE POLICY.............................................................................................................	6

ARTICLE 6	AMENDMENT OF TAX LIABILITY CAP............................................................................	6

ARTICLE 7	DELETION OF THE NON-COMPETE CLAUSE..................................................................	7

ARTICLE 8	AMENDMENT OF ARTICLE 8.12 RELATING TO THE MODALITIES OF RELEASE OF THE ESCROW AMOUNT.................................................................................................	7

ARTICLE 9	AMENDMENT OF THE DEFINITION OF A PERMITTED LEAKAGE.............................	8

ARTICLE 10	POSTPONEMENT OF THE LONGSTOP DATE...................................................................	8

ARTICLE 11	NO OTHER ADJUSTMENT TO THE INVESTMENT AGREEMENT.................................	8

ARTICLE 12	MISCELLANEOUS..................................................................................................................	8

THIS AMENDMENT AGREEMENT TO THE INVESTMENT AGREEMENT dated 30 January 2026 (the “Amendment Agreement”), is entered into by and between:
1.EDF PULSE HOLDING, a French société par actions simplifiée, with its registered office at 20bis, rue Louis Philippe, 92200 Neuilly-sur-Seine, registered with the registry of commerce under number 824 580 013 RCS Nanterre;
hereinafter referred to as “EDF” or the “Majority Seller”,
2.FATIH BALYELI, a French citizen, born on 4 January 1983 in Paris (75), domiciled at 9 rue, Ampère, 92800 Puteaux;
hereinafter referred to as “Mr Fatih Balyeli”,
3.LAURENT BERNOU-MAZARS, a French citizen, born on 5 July 1985 in Agen (47), domiciled at 16, rue Buffon, 92500 Rueil-Malmaison;
hereinafter referred to as “Mr Laurent Bernou-Mazars”,
The Majority Seller, Mr Fatih Balyeli and Mr Laurent Bernou-Mazars are hereinafter collectively referred to as the “Sellers” and individually as a “Seller”, acting jointly and severally (conjointement mais non solidairement),

AND
4.MARA FRANCE, a French société par actions simplifiée, with its registered office at 35, avenue Mac-Mahon, 75017 Paris, registered with the registry of commerce under number 943 196 410 RCS Paris, hereinafter referred to as the “Investor”,
5.MARA HOLDINGS INC, a company registered under the laws of Nevada, with its registered office at 101 NE 3rd Avenue #1200 Fort Lauderdale FI 33301, United States of America, registered under number NV20101138007, hereinafter referred to as “Investor’s Guarantor” for the purpose of ArticleArticle 10, and for the purpose of being informed in such capacity of the agreement between the Investor and the Sellers as set forth herein,
AND
6.EXAION, a French société par actions simplifiée, with its registered office at 20bis, rue Louis Philippe, 92200 Neuilly-sur-Seine, registered with the registry of commerce under number 844 325 092 RCS Nanterre, hereinafter referred to as the “Company”,
The Sellers, the Investor, the Investor’s Guarantor (for the sole purpose of being informed in such capacity of the agreement between the Investor and the Sellers as set forth herein) and the Company are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS:
(A)The Parties have concluded an investment agreement on 11 August 2025 relating to the investment of the Investor in the Company via the purchase of shares from the Sellers and the subscription of new shares of the Company (the "Investment Agreement") as per the terms and conditions set forth in such agreement.
(B)Further to various exchanges, the Parties have agreed to amend certain terms of the Investment Agreement, to acknowledge certain actions implemented since the signature of the Investment Agreement and therefore have agreed to conclude this Amendment Agreement.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:
Article 1DEFINITIONS – INTERPRETATION
1.1.Definitions
1.1.1.Terms in this Amendment Agreement starting with a capital letter and not otherwise defined herein have the meaning ascribed to them in the Investment Agreement.
1.2.Principles of Interpretation
1.2.1.In this Amendment Agreement, the rules of interpretation set forth in Article 1.2 of the Investment Agreement shall apply unless the context shall require otherwise.
Article 2DATE OF TERMINATION OF THE CASH POOLING AGREEMENT
2.1.Amendment to the date of termination of the Cash Pooling Agreement
2.1.1.The Parties agree that, by derogation to Article 8.3.1 of the Investment Agreement, the Cash Pooling Agreement will be terminated before Closing Date, on a date to be agreed between the Majority Seller and the Company, but no later than five (5) Business Days before Closing Date.
2.1.2.For the avoidance of doubt, the Investor hereby expressly consents to the above early termination of the Cash Pooling Agreement as per Article 8.1.3 of the Investment Agreement.
2.2.Intercompany accounts further to the termination of the Cash Pooling Agreement
2.2.1.The Parties agree to amend Article 8.4.3 of the Investment Agreement with respect to the timing for repayment of intercompany accounts related to the Cash Pooling Agreement as follows as from the date hereof (deletions appear in ~~strikethrough~~, and new wordings appear in underlined):
2.2.2."Article 8.4.3 - No later than ~~ten (10)~~ five (5) Business Days following the ~~Closing Date~~ date of termination of the Cash Pooling Agreement, (i) the Majority Seller shall cause EDF SA to repay to the Company or its Subsidiary all outstanding and unpaid amounts due by EDF SA to the Company or its Subsidiary under the Cash Pooling Agreement and (ii) the Company or its Subsidiary shall repay all outstanding and unpaid amounts due to EDF SA by the Company or its Subsidiary under the Cash Pooling Agreement."
Article 3DATE OF IMPLEMENTATION OF THE MARA CASH POOLING AGREEMENT
3.1.The Parties agree that the MARA Cash Pooling Agreement will not be implemented on the Closing Date, but may be implemented at some later date to be determined by the Investor in its discretion. As a result, the Parties hereby agree that the following provisions of the Investment Agreement shall be amended as follows as from the date hereof to reflect the above (deletions appear in ~~strikethrough~~, and new wordings appear in underlined):
3.1.1."Article 9.2.1 – On the Closing Date, the Company shall deliver to the Investor:
(a)certified copies of the resolutions of the board of managers (comité de direction) of the Company approving the Transaction;

(b)an executed certificate confirming that each of the Fundamental Warranties made by the Company is true and accurate as of the Closing Date;
(c)a certified copy of the duly executed minutes of the shareholders’ meeting of the Company deciding notably the Initial Share Capital Increase and the comprehensive overhaul of the articles of association (statuts) reflecting the provisions of the Shareholders’ Agreement or the Term Sheet (as applicable) relating to governance;
(d)a certified copy of the duly executed minutes of the decisions of the president of the Company taking notice of the completion of the Initial Share Capital Increase as the case may be;
(e)duly executed Tax Consolidation Exit Agreement;
(f)duly executed W&I Disclosure Bring Down;
(g)duly executed copy of the TSA;
(h)duly executed copy of the Shareholders’ Agreement;
(i)a certified list setting forth the information enumerated in Schedule 9.2.1(i) with respect to each bank, brokerage, investment, or other financial account maintained by the Company or its Subsidiary as of the Closing Date; and
(j)~~a duly executed copy of the MARA Cash Pooling Agreement; and~~
(j)five (5) copies of a USB key containing the Data Room."
3.1.2."Article 9.2.3 – On the Closing Date, the Investor shall:
(a)deliver an executed certificate confirming that each of the Investor's Warranties is true and accurate as of the Closing Date;
(b)deliver one original copy of its subscription form (bulletin de souscription) in the context of the Initial Share Capital Increase and a SWIFT evidencing the wire transfer of funds;
(c)irrevocably transfer in immediately available funds, for same day value, to each Seller’s account, their relevant portion of the Closing Purchase Price as set out in Article 3.3;
(d)transfer to the Escrow Agent the Escrow Amount, by wire transfer to the Escrow Account, which shall be credited with value date on the Closing Date;
(e)deliver to the Sellers relevant documentary evidence confirming that the FDI Condition have been satisfied;
(f)a duly executed copy of the Shareholders’ Agreement; and
(g)~~a duly executed copy of the MARA Cash Pooling Agreement;~~
(g)a copy of the Escrow Agreement executed by the Investor."
Article 4TIMING TO AGREE LONG-FORM SHA, TSA, AND INCENTIVE SCHEME
4.1.The Parties acknowledge that the discussions to agree the terms of the long-form SHA, TSA and Incentive Scheme are still in process, and therefore they agree to postpone the maximum date on which they commit under the Investment Agreement to agree on the terms of long-form SHA, TSA and Incentive Scheme, to 6 February 2026.
4.2.As a result, the Parties hereby agree that Articles 8.6.1, 8.7.1 and 10.1.3 of the Investment Agreement shall be amended as follows as from the date hereof to reflect the above (deletions appear in ~~strikethrough~~, and new wordings appear in underlined):
4.2.1."Article 8.6.1 - Between the date hereof and the Closing Date, the Investor and the Sellers shall work together in good faith to agree as soon as reasonably possible (and no later than ~~three (3) months following the date hereof~~ 6 February 2026) on the terms of, a long-form shareholders’ agreement that shall be in all respects conform to the term sheet (the “Term Sheet”) attached hereto as Schedule 8.6 (the “Shareholders’ Agreement”). The Investor, the Sellers and the Company agree that, on the Closing Date, they shall enter into and execute the Shareholders’ Agreement in the agreed form."
4.2.2."Article 8.7.1 - Between the date hereof and the Closing Date, the Parties shall work together in good faith to agree as soon as reasonably possible (and no later than ~~three (3) months following the date hereof~~ 6 February 2026), on the terms of, a long-form transitional services agreement that shall be in all respects conform to the term sheet (the “TSA Term Sheet”) attached hereto as Schedule 8.7 (the “TSA”). The Investor, the Company and the Majority Seller agree that, on the Closing Date, the Company and EDF SA shall enter into and execute the TSA in the agreed form. The Majority Seller undertakes to cause EDF SA to enter into the TSA in compliance with the foregoing sentence."
4.2.3."Article 10.1.3 - Between the date hereof and the Closing Date (and no later than ~~three (3) months following the date hereof~~ 6 February 2026), the Minority Shareholders and the Investor shall cooperate in good faith to negotiate and agree upon an incentive scheme for the benefit of the Minority Shareholders and the Company’s and its Subsidiary's personnel, in accordance with the principles and terms set forth in Schedule 10 (the “Incentive Scheme”). The Investor and the Minority Shareholders shall use their best commercial efforts to implement the Incentive Scheme on the Closing Date."
Article 5ADDITIONAL DUE DILIGENCE IMPLEMENTED BY THE INVESTOR AND W&I INSURANCE POLICY
5.1.The Parties observe that as provided in Article 8.9 of the Investment Agreement, the Investor has run additional due diligences relating to the Company and the Subsidiary after the date of signature of the Investment Agreement.
5.2.The Investor hereby confirms, for the avoidance of doubt, that by the Due Diligence Long Stop Date, the Sellers and/or the Company have provided the Investor or its advisors with all the requested documents or information clearly identified by the Investor or its advisors in a complete and timely manner as set forth in Article 8.9, and therefore, that there are no Guaranteed Exclusion, and that the Sellers bear no liability and/or indemnification obligations related to any Guaranteed Exclusion.
5.3.The Investor has delivered to the Sellers and the Company a copy of the W&I Insurance Policy signed on 11 August 2025, as well as its amendment under the form of an "endorsement Form #1" dated 28 October 2025.
Article 6AMENDMENT OF TAX LIABILITY CAP
6.1.The Parties agree to reduce the Tax Liability Cap from two million (2,000,000) euros to one million and five hundred thousand (1,500,000) euros.
6.2.As a result, they agree to amend Article 12.6.4 of the Investment Agreement as follows as from the date hereof (deletions appear in ~~strikethrough~~, and new wordings appear in underlined):
"12.6.4 - The Company's and the Sellers' liability under this Article 12 for any breaches or inaccuracies in the Tax Fundamental Warranties shall in no event exceed (i) one (1) euro in aggregate for all Losses resulting from a breach of Tax Fundamental Warranties which are within the perimeter of the insurance coverage of the W&I Insurance Policy, and (ii) ~~two million (2,000,000)~~ one million and five hundred thousand (1,500,000) euros in aggregate for all Losses resulting from a breach of Tax Fundamental Warranties which are excluded from the perimeter of the insurance coverage of the W&I Insurance Policy (together the "Tax Liability Cap"), except in case of fraud (fraude) or wilful concealment (dol)."
Article 7DELETION OF THE NON-COMPETE CLAUSE
7.1.Further to exchanges, the Parties have agreed to delete Article 14.3 of the Investment Agreement relating to the non-compete undertakings of the Sellers set forth in the Investment Agreement in order to remove the undertakings of the Sellers under such Article 14.3 of the

Investment Agreement and release them from any obligations arising therefrom; it being specified that such undertakings shall be addressed in the Shareholders’ Agreement with respect to EDF PH and the Founders and, solely with respect to the Founders, shall be further detailed in their employment agreements and/or officer agreements or any amendments thereto.
Article 8AMENDMENT TO ARTICLE 8.12 RELATING TO THE MODALITIES OF RELEASE OF THE ESCROW AMOUNT
8.1.The Sellers and the Investor have agreed to select HSBC to act as Escrow Agent, and they are in the process of agreeing with HSBC the terms of the Escrow Agreement. To ease and ensure efficiency of the implementation of the provisions of the Escrow Agreement with respect to the release of the Escrow Amount or any portion thereof to the Sellers and/or the Investor as set forth in Article 8.12 of the Investment Agreement, the Sellers and the Investor have agreed to take some additional undertakings.
8.2.As a result, the Parties hereby agree that Articles 8.12.1, 8.12.3, 8.12.4 and 8.12.5 of the Investment Agreement shall be amended as follows as from the date hereof (deletions appear in ~~strikethrough~~, and new wordings appear in underlined):
8.2.1."8.12.1. The Sellers and the Investor undertake to negotiate in good faith as soon as reasonably practicable following the date hereof the terms of an escrow agreement (the “Escrow Agreement”) with a reputable escrow agent (the “Escrow Agent”) (which shall be selected by mutual agreement between the Investor and the Majority Seller and whose name shall be notified to the Managers as soon as reasonably practicable), and to execute such Escrow Agreement no later than the Closing Date. The Escrow Agreement shall be consistent with the terms of this Agreement. The fees of the Escrow Agent up to an amount of €7,000 (VAT excluded) shall be borne by the Investor. All other fees and other amounts payable to the Escrow Agent (including all other expenses incurred by the Escrow Agent or any other person appointed by it in the provision of the Services) shall be borne by the Party or Parties causing such fees or other amounts to be incurred.
8.2.2. 8.12.3. At the end of the Escrow Period, the Parties shall instruct the Escrow Agent ~~shall~~ to release to each Seller, pro rata to the number of the Sold Shares sold by each of them~~, upon joint written instructions from the Investor and the Majority Seller,~~ an amount equal to (i) the aggregate amount of the revenues (chiffre d'affaires) invoiced by the Group Companies during the 2026 financial year (the “FY 2026”), as recognized in each Group Company’s audited financial statements for the FY 2026, on a euro-for-euro basis and up to the maximum limit of the Escrow Amount and (ii) the proportion of the net amount of interest earned on the Escrow Amount during the Escrow Period attributable to the amount of the Escrow Amount referred to in (i) above.
8.2.3.No release shall be made unless and until each such audited financial statements have been made available to both the Investor and the Sellers. The amounts to be released shall be based exclusively on the revenue (chiffre d'affaires) line item set out in each such audited financial statements, and no other form of evidence or calculation method shall be used.
8.2.4.For the purpose of this Article 8.12.3, the Company shall provide to the Investor and to the Sellers a quarterly detailed reporting on the revenues (chiffre d'affaires) invoiced by the Group Companies.
8.2.5. 8.12.4. The Parties shall instruct the Escrow Agent to release to the Investor any portion of the Escrow Amount not released to the Sellers as per Article 8.12.3 as well as any interest earned on such Escrow Amount~~, shall be released to the benefit of the Investor~~.
8.2.6. 8.12.5. The Investor and the Sellers hereby agree and undertake that the joint written instructions to the Escrow Agent referred to in Article 8.12.3 shall be signed within five (5) Business Days as from the end of the Escrow Period, and that it shall provide: (i) the amount of the Escrow Amount to be released to the Sellers as per the provisions above (if any), the allocation of such amount between them, (ii) the amount of the Escrow Amount (if any) to be released to the Investor as per Article 8.12.4, (iii) an instruction given to the Escrow Agent to allocate and transfer the Escrow Amount as per the information provided under (i) and (ii)

above, as well as (iv) any other information as required under the Escrow Agreement to ensure the effective release of the Escrow Amount as provided above.
8.2.7. 8.12.~~5~~6. In case of a dispute relating to the release of the Escrow Amount, the Escrow Agent shall retain the disputed amount in the Escrow Account until joint written instructions are received from the Investor and the Sellers or following a final, enforceable and binding decision rendered in accordance with Article 20.
8.2.8.The Investor and the Sellers hereby agree and undertake to sign joint written instructions to the Escrow Agent as referred to in Article 8.12.6 within five (5) Business Days following, as applicable (i) the date of the settlement between them of the dispute relating to the release of the Escrow Amount, or (ii) the date of the final, enforceable and binding decision rendered in relation thereto in accordance with Article 20. The Investor and the Sellers further agree and undertake that the joint instructions above shall provide: (i) the amount of the Escrow Amount to be released to the Sellers (if any) as per the outcome of the settlement between them or the final arbitral decision above, the allocation of such amount between them, (ii) the amount of the Escrow Amount (if any) to be released to the Investor as per the outcome of the settlement between them or the final arbitral decision above, (iii) an instruction given to the Escrow Agent to allocate and transfer the Escrow Amount as per the information provided under (i) and (ii) above, as well as (iv) any other information as required under the Escrow Agreement to ensure the effective release of the Escrow Amount as provided above."
Article 9AMENDMENT TO THE DEFINITION OF A PERMITTED LEAKAGE
9.1.The Parties have agreed to clarify that the amount set forth in item (f) of the definition of Permitted Leakage is to be read VAT excluded.
9.2.As a result, the Parties hereby agree that item (f) of the definition of Permitted Leakage shall be amended as follows as from the date hereof (new wordings appear in underlined):
9.2.1."Permitted Leakage - (f) the fees of external advisors of the Company for the Primary Transaction, and the Secondary Transaction~~,~~ in relation to the set up documentation related to the Business Warranties represented and warranted by the Company, within the limit of €5,800,000 VAT excluded (being noted that these fees are subject to VAT at applicable rate)".
Article 10POSTPONEMENT OF THE LONGSTOP DATE
The Parties agree to revise the Long Stop Date referred in Article 7.3.2 of the Investment Agreement to 27 February 2026.
Article 11NO OTHER AMENDMENT TO THE INVESTMENT AGREEMENT
The provisions of the Amendment Agreement constitute the only amendments to the Investment Agreement, agreed between the Parties, all other terms and conditions of the Investment Agreement not expressly amended herein remaining unchanged as if stated therein in full.
Article 12MISCELLANEOUS
12.1.The provisions of Articles 15 to 20 inclusive of the Investment Agreement (Confidentiality and Announcements, Assignment and Successors, Taxes – Other costs and expenses, Notices, General, and Governing law - Disputes) apply mutatis mutandis to this Amendment Agreement.
12.2.Electronic signature
As stated in Article 19.9 of the Investment Agreement, which applies mutatis mutandis to the Amendment Agreement, for the sake of clarity, it is recalled that, in accordance with articles 1366 and 1367 of the French Civil Code, this Amendment Agreement shall be signed electronically by the Investor, the Investor's Guarantor, the Sellers and the Company. The

Parties hereto acknowledge and agree that electronic signatures via DocuSign, which is compliant with EU eIDAS Regulation (EU) 910/2014, were used for the execution of this Amendment Agreement by such signatories.
Each Party acknowledges that it has received all the information required for the electronic signature of this Amendment Agreement and that it has signed this Amendment Agreement electronically in full knowledge of the technology used and its terms and conditions, and consequently waives any claim or legal action challenging the reliability of this electronic signature system or its intention to enter into this Amendment Agreement.
Furthermore, in accordance with the provisions of article 1375 of the French Civil Code, the obligation to deliver an original copy to each of the Parties hereto is not necessary as proof of the commitments and obligations of each Party to this Amendment Agreement. The delivery of an electronic copy of this Amendment Agreement directly by DocuSign to each Party shall constitute sufficient and irrefutable proof of the commitments and obligations of each Party to this Amendment Agreement.

[Signature page follows]

Executed on 30 January 2026.

/s/ Salman Khan    /s/ Yann Coic

MARA FRANCE SAS Represented by: Salman Khan /s/ Fatih Balyeli	EDF PULSE HOLDING Represented by: Yann Coic /s/ Laurent Bernou-Mazars
MR FATIH BALYELI /s/ Fatih Balyeli	MR LAURENT BERNOU-MAZARS /s/ Salman Khan
EXAION Represented by: Fatih Balyeli Title: Directeur général	MARA HOLDINGS INC Represented by: Salman Khan